Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

December 18, 2020

AdaptHealth Corp.

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

Ladies and Gentlemen:

We have acted as counsel to AdaptHealth Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of: (A) the sale by the Company from time to time of (i) Class A common stock, par value $0.0001 per share (“Common Stock”), of the Company, (ii) preferred stock, par value $0.0001 per share (“Preferred Stock”), of the Company, (iii) debt securities (the “Debt Securities”) of the Company, (iv) warrants to purchase Common Stock, warrants to purchase Preferred Stock and warrants to purchase Debt Securities (collectively, the “Warrants”), (v) units of the Company comprising any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”) and (vi) 4,333,333 shares of Common Stock underlying warrants issued in private placements (the “Private Placement Warrants”); and (B) an aggregate of 80,479,526 shares of Common Stock (the “Selling Stockholder Shares”) and 3,939,834 Private Placement Warrants (the “Selling Stockholder Warrants”), each to be sold from time to time by certain selling stockholders of the Company. The Debt Securities are to be issued under an indenture substantially in the form attached as an exhibit to the Registration Statement (the “Base Indenture”), as may be supplemented. The Private Placement Warrants were issued pursuant to the Warrant Agreement, dated February 15, 2018 (the “Private Placement Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

We have examined copies of the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, the Base Indenture, the Private Placement Warrant Agreement, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), relevant resolutions adopted by the Company’s Board of Directors (the “Board of Directors”), and other records and documents that we have deemed necessary for the purpose of this opinion.

We have also examined forms of the Debt Securities, the specimen Common Stock, the form of Private Placement Warrant and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

AdaptHealth Corp.

December 18, 2020

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security (other than the Common Stock issuable upon the exercise of the Private Placement Warrants, the Selling Stockholder Shares and Selling Stockholder Warrants) and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.         When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of the Debt Securities or the Preferred Stock or exercise of the Warrants, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities, Preferred Stock, or Warrants, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable

2.         Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters by the Board of Directors in accordance with the Company’s Certificate of Incorporation and (ii) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable

AdaptHealth Corp.

December 18, 2020

3.         When (i) the applicable Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, (ii) the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Base Indenture and supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable Base Indenture and supplemental indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

4.         When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with its terms.

5.          When (i) the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the unit agreement, if any, relating to the Units has been duly authorized and validly executed and delivered by the Company and (iii) the Units or certificates representing the Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with its terms.

6.          The shares of Common Stock issuable upon the exercise of the Private Placement Warrants have been duly authorized and reserved for issuance by the Company upon exercise of the Private Placement Warrants and, when issued and delivered in accordance with the terms of the Private Placement Warrant Agreement, will be validly issued, fully paid and nonassessable.

7.          The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

8.          The Selling Stockholder Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

AdaptHealth Corp.

December 18, 2020

The opinions set forth in paragraphs 3, 4, 5 and 8 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

The opinions expressed herein are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. The opinions expressed herein are rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. The opinions expressed herein are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the selling stockholders or the Selling Stockholder Shares or Private Placement Warrants.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER LLP